Exhibit 99.1
EverCommerce Announces Fourth Quarter and Full Year 2025 Financial Results
Denver, CO (March 12, 2026) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), a leading AI-powered platform helping service SMBs run smarter and grow faster, announced today financial results for the quarter and year ended December 31, 2025.
Fourth Quarter 2025 Financial Highlights
•Revenue from continuing operations of $151.2 million, an increase of 5.2% compared to $143.7 million for the quarter ended December 31, 2024. Pro forma revenue increased approximately 4.6% compared to $144.5 million for the quarter ended December 31, 2024.
•Subscription and transaction fee revenue from continuing operations of $144.1 million, an increase of 4.7% compared to $137.6 million for the quarter ended December 31, 2024. Pro forma subscription and transaction fee revenue increased approximately 4.1% compared to $138.5 million for the quarter ended December 31, 2024.
•Net income from continuing operations was $5.7 million, or $0.03 per basic and diluted share, for the quarter ended December 31, 2025, compared to $12.5 million, or $0.06 per basic and diluted share, for the quarter ended December 31, 2024.
•Adjusted EBITDA was $44.2 million for the quarter ended December 31, 2025, compared to $44.1 million for the quarter ended December 31, 2024.
"EverCommerce's fourth quarter results exceeded the midpoint of our guidance range for revenue and the top end of our guidance range for Adjusted EBITDA” said Eric Remer, EverCommerce’s Founder and CEO. “Our focus for 2026 is to execute upon the foundation set in 2025, including accelerating our agentic AI capabilities, our go-to-market sales velocity and our revenue trajectory.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Key Performance Metrics.”
Share Repurchases
On November 4, 2025, our Board of Directors approved a $50.0 million increase in the previously announced stock repurchase authorization that is in effect through December 31, 2026. The total authorization since the repurchase program began allows for the purchase up to $300.0 million in shares of the Company’s common stock.
The Company repurchased and retired 2.5 million shares of common stock for approximately $24.8 million during the three months ended December 31, 2025. As of December 31, 2025, $47.7 million remained available under the Repurchase Program.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in privately negotiated transactions. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
Based on information as of today, March 12, 2026, the Company is issuing the following financial guidance for the first quarter and full year 2026.
First Quarter 2026:
•Revenue is expected to be in the range of $145.5 million to $148.5 million.
•Adjusted EBITDA is expected to be in the range of $39.0 million to $41.0 million.
Full Year 2026:
•Revenue is expected to be in the range of $612.0 million to $632.0 million.
•Adjusted EBITDA is expected to be in the range of $183.0 million to $191.0 million.
A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our fourth quarter and full year 2025 results and outlook today, March 12, 2026, at 5:00 p.m. ET. Please visit the "Investor Relations" page of the Company's website (https://investors.evercomerce.com) for both telephonic and webcast access to this call as well as a copy of the presentation materials used on the call. An archive replay will be available following the conclusion of the call.
Investor Contact
Brad Korch
SVP and Head of Investor Relations
720-796-7664
IR@evercommerce.com
Media Contact
Jeanne Trogan
VP of Communications
737-465-2897
Press@evercommerce.com
About EverCommerce
EverCommerce (Nasdaq: EVCM) is an AI-powered platform for the service economy, enabling more than 745,000 SMB customers worldwide with software that helps them schedule and manage work, communicate with customers and patients, bill and get paid, and build lasting customer relationships. With its EverPro, EverHealth, and EverWell brands specializing in the Home, Health, and Wellness service industries, EverCommerce delivers AI driven workflows that matter most so service professionals can spend more time delivering great outcomes and less time on administrative work. Learn more at EverCommerce.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our future operations and financial results, artificial intelligence ("AI")-based tools and anticipated expansion efforts, benefits of the ZyraTalk acquisition, capital expenditure, future stock repurchases, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our historical growth rates may not be sustainable or indicative of future growth; we have experienced net losses in the past and we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; in order to support the growth of our business and our acquisition strategy, we may need to incur additional indebtedness or seek capital through new equity or debt financings; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are subject to economic and political risk, the business cycles of our clients and changes in the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations; we are dependent on payment card networks, such as Visa and MasterCard, and payment processors, such as Worldpay and PayPal, and if we fail to comply with the applicable requirements of our payment networks or our payment processors, they can seek to fine us, suspend us or terminate our agreements and/or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; our and our third-party providers' exposure to cybersecurity risks and incidents; our use of AI technologies and evolving regulatory framework governing the use of such technologies; our estimated total addressable market is subject to inherent challenges and uncertainties; failure to effectively develop and expand our sales and marketing capabilities; impairment in the value of our goodwill or intangible assets; our information technology systems and our third-party providers’ information technology systems, including Worldpay, PayPal and other payment processing partners, may fail or our third-party providers may discontinue providing their services or technology generally or to us specifically; the impact of a future pandemic, epidemic or outbreak of an infectious disease could impact, our business, financial condition and results of operations, as well as the business or operations of third parties with whom we conduct business; our success in achieving our objectives through acquisitions, divestitures or other strategic transactions; our revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; risks related to scrutiny on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; the impact of our use of AI technologies on our ability to obtain intellectual property protection in our solutions; risks related to governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and our actual or perceived failure to comply with such obligations; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Non-GAAP Financial Measures and Key Performance Metrics
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures. Unless otherwise indicated, all non-GAAP financial measures are presented on the basis of continuing operations only.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, Pro Forma Subscription and Transaction Fees Revenue Growth Rate. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are key performance measures that our management uses to assess our consolidated operating performance from continuing operations over time. Management also uses these metrics for planning and forecasting purposes.
Our year-over-year Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are calculated as though all acquisitions and divestitures completed as of the end of the latest period were completed as of the first day of the prior year period presented. In calculating Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) and exclude revenue from divestitures for the reporting periods prior to the date of divestiture, and then, calculate our revenue growth rate between the two reported periods. As a result, these metrics include pro forma revenue from businesses acquired and excludes revenue from businesses divested of during the period, including revenue generated during periods when we did not yet own the acquired businesses and excludes revenue prior to the divestiture of the business. In including such pre-acquisition revenue and excluding pre-divestiture revenue, these metrics allow us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rate and Pro Forma Subscription and Transaction Fees Revenue Growth Rate do not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue, Pro Forma Subscription and Transaction Fees Revenue, Pro Forma Revenue Growth Rates, and Pro Forma Subscription and Transaction Fees Revenue Growth Rate are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions and divestitures been consummated on the first day of the prior year period presented. We believe that these metrics are useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions and divestitures. These metrics are particularly useful to management due to the number of acquired entities.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
Gross profit is calculated as total revenues less cost of revenues (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss) or profitability.
Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA and Adjusted EBITDA margin are key performance measures that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because they provide a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA and Adjusted EBITDA margin are used by our management team as additional measures of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA and Adjusted EBITDA margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude interest and other expense, net, income tax expense (benefit), depreciation and amortization, other amortization, stock-based compensation, and transaction-related and other non-recurring or unusual costs. Other amortization includes amortization for capitalized contract acquisition costs. Transaction-related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring or unusual costs are expenses such as impairment charges, (gains) losses from divestitures, system implementation costs including amortization of cloud-based software implementation costs, executive separation costs, severance expense related to planned restructuring activities, and costs associated with integration and transformational improvements. Transaction-related and other non-recurring or unusual costs are excluded as they are not representative of our underlying operating performance. Adjusted EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other GAAP measures of income (loss).

EverCommerce Inc.
Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(unaudited)

	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$129,730	$135,782
Accounts receivable, net of allowance for expected credit losses of $3.6 million and $2.3 million at December 31, 2025 and 2024, respectively	37,046	31,090
Contract assets	11,612	12,839
Assets held for sale	—	11,422
Prepaid expenses and other current assets	34,391	27,181
Total current assets	212,779	218,314
Property and equipment, net	5,744	6,129
Capitalized software, net	58,968	41,595
Other non-current assets	36,261	36,127
Non-current assets held for sale	—	44,779
Intangible assets, net	164,240	211,172
Goodwill	893,802	863,152
Total assets	$1,371,794	$1,421,268
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,125	$6,599
Accrued expenses and other	55,836	50,840
Deferred revenue	21,670	22,107
Customer deposits	12,519	11,382
Current maturities of long-term debt	5,500	5,500
Liabilities held for sale	—	14,298
Total current liabilities	100,650	110,726
Long-term debt, net of current maturities and deferred financing costs	517,891	522,442
Other non-current liabilities	36,380	36,301
Non-current liabilities held for sale	—	973
Total liabilities	654,921	670,442
Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 178,111,971 and 183,725,236 shares issued and outstanding at December 31, 2025 and 2024, respectively	2	2
Accumulated other comprehensive loss	(12,686)	(14,318)
Additional paid-in capital	1,373,022	1,426,206
Accumulated deficit	(643,465)	(661,064)
Total stockholders’ equity	716,873	750,826
Total liabilities and stockholders’ equity	$1,371,794	$1,421,268

EverCommerce Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share and share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024

Revenues:
Subscription and transaction fees	$144,111	$137,648	$566,915	$542,977
Other	7,042	6,056	21,992	19,208
Total revenues	151,153	143,704	588,907	562,185
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	34,005	31,100	132,063	124,787
Sales and marketing	33,583	29,030	119,503	114,098
Product development	20,171	18,510	79,018	76,179
General and administrative	32,996	32,621	131,760	128,599
Depreciation and amortization	17,108	19,894	67,228	80,650
Loss on sale and impairments	—	(91)	85	11,670
Total operating expenses	137,863	131,064	529,657	535,983
Operating income	13,290	12,640	59,250	26,202
Interest and other income (expense), net	(7,632)	(1,885)	(38,091)	(35,560)
Net income (loss) from continuing operations before income tax benefit (expense)	5,658	10,755	21,159	(9,358)
Income tax benefit (expense)	47	1,725	(2,955)	(5,839)
Net income (loss) from continuing operations	5,705	12,480	18,204	(15,197)
Income (loss) from discontinued operations, net of income tax	338	(24,713)	(605)	(25,892)
Net income (loss)	6,043	(12,233)	17,599	(41,089)
Other comprehensive (loss) gain:
Foreign currency translation (loss) gain, net	(136)	(7,177)	1,632	(6,301)
Comprehensive income (loss)	$5,907	$(19,410)	$19,231	$(47,390)

Basic net income (loss) per share attributable to common stockholders:
Continuing operations	$0.03	$0.06	$0.10	$(0.08)
Discontinued operations	—	(0.13)	—	(0.14)
Total	$0.03	$(0.07)	$0.10	$(0.22)

Diluted net income (loss) per share attributable to common stockholders:
Continuing operations	$0.03	$0.06	$0.10	$(0.08)
Discontinued operations	—	(0.13)	—	(0.14)
Total	$0.03	$(0.07)	$0.10	$(0.22)

Weighted-average shares of common stock outstanding used in computing net income (loss) per share:
Basic	179,006,898	183,646,235	181,392,891	184,897,709
Diluted	181,143,302	189,011,160	183,906,513	184,897,709

EverCommerce Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve months ended December 31,
	2025	2024

Cash flows provided by operating activities:
Net income (loss)	$17,599	$(41,089)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	68,422	88,824
Stock-based compensation expense	28,429	26,491
Deferred taxes	(132)	2,734
Amortization of deferred financing costs and non-cash interest	1,451	1,640
Loss on sale and impairments	8,116	39,720
Bad debt expense	5,625	4,660
Loss (gain) on interest rate swap valuation adjustments	6,183	(6,384)
Other non-cash items	1,413	2,403
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(14,048)	(319)
Prepaid expenses and other current assets	(3,877)	(2,230)
Other non-current assets	(1,654)	1,987
Accounts payable	(1,712)	(254)
Accrued expenses and other	1,844	(3,388)
Deferred revenue	(943)	1,760
Other non-current liabilities	(5,260)	(3,392)
Net cash provided by operating activities	111,456	113,163
Cash flows used in investing activities:
Purchases of property and equipment	(2,226)	(1,462)
Capitalization of software costs	(29,625)	(17,445)
Proceeds from dispositions, net of transaction costs, cash and restricted cash	37,051	6,610
Acquisitions, net of cash acquired	(35,773)	—
Net cash used in investing activities	(30,573)	(12,297)
Cash flows used in financing activities:
Payments on long-term debt	(5,500)	(5,500)
Deferred financing costs	(940)	—
Exercise of stock options, net	7,712	4,112
Proceeds from common stock issuance for Employee Stock Purchase Plan	3,036	3,310
Employee taxes paid for RSU withholdings	(6,722)	(3,824)
Repurchase and retirement of common stock	(85,141)	(57,712)
Net cash used in financing activities	(87,555)	(59,614)
Effect of foreign currency exchange rate changes on cash	620	(1,649)
Net (decrease) increase in cash, cash equivalents and restricted cash, including cash and restricted cash classified as held for sale	(6,052)	39,603
Cash, cash equivalents and restricted cash:
Beginning of period	135,782	96,179
End of period	$129,730	$135,782
Supplemental disclosures of cash flow information:
Cash paid for interest	$35,708	$45,548
Cash paid for income taxes	$3,092	$4,549

EverCommerce Inc.
Non-GAAP Financial Measures and Key Performance Metrics
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
	(in thousands)

Pro Forma Revenue:
Revenue	$151,153	$143,704	$588,907	$562,185
Plus acquisition revenue / less disposition revenue (1)	—	810	2,813	(5,807)
Pro Forma Revenue	$151,153	$144,514	$591,720	$556,378
(1) Acquisition revenue includes the estimated revenue associated with ZyraTalk prior to the September 15, 2025 acquisition date while disposition revenue excludes revenue associated with fitness solutions (see Pro Forma Revenue and Pro Forma Revenue Growth Rate definition under Non-GAAP financial measures and Key Performance Metrics).

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
	(in thousands)

Pro Forma Subscription and Transaction Fees Revenue:
Subscription and transaction fees revenue	$144,111	$137,648	$566,915	$542,977
Plus acquisition revenue / less disposition revenue (1)	—	810	2,813	(5,705)
Pro Forma Subscription and Transaction Fees Revenue	$144,111	$138,458	$569,728	$537,272
(1) Acquisition revenue includes the estimated revenue associated with ZyraTalk prior to the September 15, 2025 acquisition date while disposition revenue excludes revenue associated with fitness solutions (see Pro Forma Subscription and Transaction Fees Revenue and Pro Forma Subscription and Transaction Fees Revenue Growth Rate definition under Non-GAAP financial measures and Key Performance Metrics).

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
	(in thousands)
Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit from continuing operations	$112,293	$107,342	$437,938	$416,264
Depreciation and amortization	4,855	5,262	18,906	21,134
Adjusted gross profit from continuing operations	$117,148	$112,604	$456,844	$437,398

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
	(in thousands)
Reconciliation from Net Income (Loss) to Adjusted EBITDA:
Net income (loss) from continuing operations	$5,705	$12,480	$18,204	$(15,197)
Adjusted to exclude the following:
Interest and other expense (income), net	7,632	1,885	38,091	35,560
Income tax (benefit) expense	(47)	(1,725)	2,955	5,839
Depreciation and amortization	17,108	19,894	67,228	80,650
Other amortization	1,653	1,417	6,266	5,419
Stock-based compensation expense	6,378	6,123	27,929	25,730
Transaction-related and other non-recurring or unusual costs	5,726	4,075	19,837	26,355
Adjusted EBITDA from continuing operations	$44,155	$44,149	$180,510	$164,356